UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2009

CRAY INC.
 (Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 First Avenue South, Suite 600 Seattle, WA	98104-2860
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (206) 701-2000
Registrant’s facsimile number, including area code: (206) 701-2500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On February 10, 2009, we issued a press release and held a conference call announcing our financial results for the fiscal quarter and year ended December 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this Form
8-K report.

Item 7.01	Regulation FD Disclosure
In the February 10, 2009, conference call and in following discussions with analysts, our management clarified that:
•	With respect to the multi-phase low-margin $41 million contract, we now expect to recognize revenue for the larger first-phase of that contract in the first quarter of 2009 and the smaller second-phase in the fourth quarter of 2009,

•	In the revenue forecast, management currently expects revenue from the custom engineering initiative to be more than $20 million in 2009, and

•	The estimate for 2009 operating expenses includes stock compensation in the range of $3.5 million to $4 million.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release of Cray Inc., dated February 10, 2009, relating to financial results for the fiscal quarter and year ended December 31, 2008.
The information in Items 2.02 and 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
February 11, 2009

Cray Inc.
By:	/s/ Kenneth W. Johnson
Kenneth W. Johnson
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Cray Inc., dated February 10, 2009, relating to financial results for the fiscal quarter and year ended December 31, 2008.